Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 23, 2023, RiceBran Technologies (“the Company”) completed the sale of certain assets exclusively related to the Company’s production of stabilized rice bran and processing of stabilized rice bran into stabilized rice bran derivatives at its facilities located in West Sacramento, California, Mermentau, Louisiana, Lake Charles, Louisiana and Dillon, Montana (the “Business” and such transaction, the “Transaction”) pursuant to an asset purchase agreement (the “Agreement”) reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2023.

The buyer acquired the Purchased Assets (as defined in the Agreement), which include, but are not limited to, all of the tangible and intangible assets, real properties leased and/or owned by the Company located in Louisiana, Montana and California, intellectual property, books and records and rights of every kind and nature and wherever located that exclusively relate to, or are exclusively used or held for the operation of and the use in connection with, the Business (other than excluded assets, including all accounts receivable) for total consideration of approximately $3.5 million, consisting of $1.8 million in cash and the assumption of $1.7 million of the Company’s real estate lease obligations on two operating facilities.

The unaudited pro forma condensed consolidated financial statements have been developed by applying pro forma adjustments to the Company’s historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and give effect to the Transaction. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2023, and for the year ended December 31, 2022, assume that the Transaction occurred as of January 1, 2022. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023, assumes that the Transaction occurred on that date. The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Transaction been completed on the dates assumed. In addition, they are not necessarily indicative of the Company’s future results of operations or financial condition. Beginning in the second quarter of 2023, the historical financial results of the Business for periods prior to the Transaction will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements prepared in accordance with US GAAP and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the disposition occurred on the dates indicated, or to project the Company’s financial performance for any future period. Pro forma adjustments have been made for events that are directly attributable to the disposition and factually supportable.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

●	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.
●

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments.

The transaction accounting adjustments to reflect the business in the unaudited pro forma condensed consolidated financial statements include:

●	The sale of the assets and liabilities of the business pursuant to the Agreement
●	Estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs and income taxes

There are no autonomous entity adjustments included in the pro forma financial information. Additionally, the unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the Transaction.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements, (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K as of December 31, 2022, and for the year then ended, filed with the SEC on March 16, 2023, and (iii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Form 10-Q as of March 31, 2023, and for the three months then ended, filed with the SEC on May 11, 2023.

RiceBran Technologies

Pro Forma Condensed Consolidated Statement of Operations

Unaudited Three Months Ended March 31, 2023

(in thousands, except share and per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$9,269	$(3,425)	(a)	$5,844
Cost of goods sold	9,551	(3,649)	(a)	5,902
Gross loss	(282)	224		(58)
Selling, general and administrative expenses	1,731	(316)	(b)	1,415
Operating loss	(2,013)	540		(1,473)
Other income (expense):
Interest expense	(196)	1	(c)
		16	(f)	(179)
Interest income	19	-		19
Change in fair value of derivative warrant liability	(28)	-		(28)
Other income	256	-		256
Other expense	(60)	-		(60)
Loss before income taxes	(2,022)	557		(1,465)
Income tax expense	(6)	-	(d)	(6)
Net loss	$(2,028)	$557		$(1,471)

Loss per common share:
Basic	$(0.31)			$(0.22)
Diluted	$(0.31)			$(0.22)

Weighted average number of shares outstanding:
Basic	6,567,978			6,567,978
Diluted	6,567,978			6,567,978

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

RiceBran Technologies

Pro Forma Condensed Consolidated Statement of Operations

Unaudited Year ended December 31, 2022

(in thousands, except share and per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$41,617	$(14,970)	(a)	$26,647
Cost of goods sold	42,376	(14,966)	(a)	27,410
Gross loss	(759)	(4)		(763)
Selling, general and administrative expenses	6,690	(1,393)	(b)	5,297
Gain on involuntary conversion of property and equipment	(147)	147	(b)	-
Operating loss	(7,302)	1,242		(6,060)
Other income (expense):
Interest expense	(572)	3	(c)
		53	(j)	(516)
Interest income	22	-		22
Change in fair value of derivative warrant liability	189	-		189
Other income	7	-		7
Other expense	(183)	-		(183)
Loss before income taxes	(7,839)	1,298		(6,541)
Income tax expense	(19)	-	(d)	(19)
Net loss	$(7,858)	$1,298		$(6,560)

Loss per common share:
Basic	$(1.42)			$(1.19)
Diluted	$(1.42)			$(1.19)

Weighted average number of shares outstanding:
Basic	5,514,671			5,514,671
Diluted	5,514,671			5,514,671

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

RiceBran Technologies

Pro Forma Condensed Consolidated Balance Sheet

Unaudited March 31, 2023

(in thousands, except share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,412	$1,800	(e)
		(450)	(f)
		(215)	(g)	$4,547
Accounts receivable, net	3,337	-		3,337
Inventories	2,562	(2,107)	(h)	455
Other current assets	989	(258)	(h)	731
Total current assets	10,300	(1,230)		9,070
Property and equipment, net	14,214	(7,956)	(h)	6,258
Operating lease right-of-use assets	1,686	(1,635)	(h)	51
Intangible assets	351	-		351
Total assets	$26,551	$(10,821)		$15,730

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,869	$-		$1,869
Commodities payable	1,818	-		1,818
Accrued salary, wages and benefits	926	(215)	(g)	711
Accrued legal	625	50	(e)	675
Accrued expenses	333	325	(e)
		(3)	(h)	655
Operating lease liabilities, current portion	364	(292)	(h)	72
Due under bank line of credit	1,868	-		1,868
Due under factoring agreement	2,801	-		2,801
Due under insurance premium finance agreements	207	-		207
Finance lease liabilities, current portion	160	(12)	(h)	148
Long-term debt, current portion	1,192	(9)	(h)	1,183
Total current liabilities	12,163	(156)		12,007
Operating lease liabilities, less current portion	1,430	(1,430)	(h)	-
Finance lease liabilities, less current portion	504	(2)	(h)	502
Long-term debt, less current portion	1,152	(7)	(h)
		(450)	(f)	695
Derivative warrant liability	97	-		97
Total liabilities	15,346	(2,045)		13,301
Commitments and contingencies
Shareholders' equity:
Preferred stock, 20,000,000 shares authorized: Series G, convertible, 3,000 shares authorized, stated value $150, 150 shares, issued and outstanding	75	-		75
Common stock, no par value, 15,000,000 shares authorized, 6,384,934 shares issued and outstanding	328,875	-		328,875
Accumulated deficit	(317,745)	(8,776)	(i)	(326,521)
Total shareholders' equity	11,205	(8,776)		2,429
Total liabilities and shareholders' equity	$26,551	$(10,821)		$15,730

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

RiceBran Technologies

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the Transaction to be accounted for as a discontinued operation. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2023, and for the year ended December 31, 2022, are presented as if the Transaction occurred as of January 1, 2022. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023, is presented as if the sale occurred on that date.

(a)	This adjustment reflects the elimination of revenues and cost of goods sold of the Business.
(b)

This adjustment reflects the elimination of operating expenses of the Business, excluding the anticipated effects of other costs that may be reduced or eliminated as a result of having completed the sale.

(c)	This adjustment reflects the elimination of interest expense related to debt assumed by the buyer.
(d)	No income tax adjustment has been made to the unaudited pro forma condensed consolidated statement of operations based on the Company’s existing U.S. valuation allowance position.
(e)

This adjustment reflects the cash consideration received at closing of the Transaction and the expenses of the Transaction accrued at closing, consisting of $325 thousand of advisory fees and $50 thousand of other costs of the Transaction.

(f)

This adjustment reflects the repayment of a portion of the amount outstanding on the Company’s mortgage promissory note (not exclusively related to the Business) from proceeds of the Transaction. The note is secured by the Company’s real property in Arkansas.

(g)	This adjustment reflects the payment of liabilities due to employees of the Company as a result of the Transaction.
(h)

This adjustment reflects the elimination of the historical assets of the Company that are exclusively related to the Business sold to the buyer and the historical liabilities of the Company that are exclusively related to the Business assumed by or assigned to the buyer.

(i)

This adjustment reflects the estimated loss arising from the Transaction. The estimated loss has not been reflected in the accompanying statements of operations as it is not related to continuing operations and is considered to be nonrecurring in nature. The actual net loss on the disposition will be recorded in the Company’s financial statements for the second quarter of 2023 and will differ from this estimate. The estimated loss includes no provision for income taxes as it is anticipated the tax benefit for the expected tax loss on disposition will not be realized based on the Company’s existing U.S. valuation allowance position. The estimated tax impact is subject to change and the actual impact could differ from the results reflected herein.

(j)	This adjustment reflects the elimination of interest expense related to the debt adjustment referred to in footnote (f).